Exhibit 99.1



INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders of Arbor Associates, Inc.
Philadelphia, Pennsylvania

We have audited the accompanying consolidated balance sheets of Arbor Associates, Inc. and subsidiary (the "Company") as of December 31, 1999 and 1998, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Arbor Associates, Inc. and subsidiary at December 31, 1999 and 1998, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1999 in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

August 28, 2000

ARBOR ASSOCIATES, INC.

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 1999 AND 1998
----------------------------------------------------------------------------------------------------------

ASSETS                                                                               1999          1998
                                                                                 -------------------------

CURRENT ASSETS:
  Cash and cash equivalents                                                      $ 1,222,177    $1,172,597
  Accounts receivable, less allowance of $53,000 and $13,000
    at December 31, 1999 and 1998, respectively.                                     617,680       536,496
  Prepaid expenses and other current assets                                           68,149       134,823
                                                                                 -----------    ----------

           Total current assets                                                    1,908,006     1,843,916

PROPERTY AND EQUIPMENT, Net                                                          461,040       220,092

INTANGIBLE ASSETS, Net                                                             2,904,113

NOTES RECEIVABLE DUE FROM OFFICERS

INVESTMENT IN LIMITED PARTNERSHIP                                                                   76,026

OTHER ASSETS                                                                          12,305         6,963
                                                                                 -----------    ----------

TOTAL ASSETS                                                                     $ 5,285,464    $2,146,997
                                                                                 ===========    ==========

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accrued payroll                                                                $   100,991    $   31,925
  Accounts payable and accrued expenses                                              472,805       199,782
  Deferred revenue                                                                    48,393        24,992
  Capital lease obligation - current                                                  76,979
  Advance from shareholder                                                           495,000
                                                                                 -----------    ----------

           Total current liabilities                                               1,194,168       256,699
                                                                                 -----------    ----------

CAPITAL LEASE OBLIGATION LONG-TERM                                                    50,372

SENIOR DEMAND NOTE                                                                 1,000,000

MINORITY INTEREST IN EQUITY OF SUBSIDIARY                                            541,987

SHAREHOLDERS' EQUITY:
  Capital stock, 10,000 shares authorized; 5,405 and 5,000 shares
   issued and outstanding at December 31, 1999 and 1998, respectively.                 5,405         5,000
  Additional paid-in capital                                                       5,517,493           509
  Unearned compensation                                                           (2,179,069)
  Retained (deficit) earnings                                                       (844,892)    1,884,789
                                                                                 -----------    ----------

           Total shareholders' equity                                              2,498,937     1,890,298
                                                                                 -----------    ----------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                       $ 5,285,464    $2,146,997
                                                                                 ===========    ==========

See notes to consolidated financial statements.

ARBOR ASSOCIATES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997
--------------------------------------------------------------------------------------------------------------------------
                                                                         1999          1998         1997
REVENUES:
  Service fees                                                        $4,132,853    $2,927,050    $1,500,669
  Consulting fees                                                          2,352       769,182     1,298,571
  Commissions                                                            140,656       300,176       143,264
                                                                      ----------    ----------    ----------

           Total revenue                                               4,275,861     3,996,408     2,942,504
                                                                      ----------    ----------    ----------

EXPENSES:
  Payroll, taxes and benefits                                          2,066,298     1,363,269       742,976
  Professional fees                                                      868,226        64,949        38,981
  Selling, general and administrative                                  1,669,533       864,103       747,038
  Depreciation and amortization                                          297,883       118,203        98,485
                                                                      ----------    ----------    ----------

           Total expenses                                              4,901,940     2,410,524     1,627,480
                                                                      ----------    ----------    ----------

(LOSS) INCOME FROM OPERATIONS                                           (626,079)    1,585,884     1,315,024

OTHER INCOME (EXPENSE):
  Interest income                                                         19,113        34,106        16,557
  Other income (expense)                                                 400,000       (18,137)
  Equity in loss of limited partnership interest                        (322,922)      (23,974)
  Minority interest in loss of subsidiary                                114,039
                                                                      ----------    ----------    ----------

           Other income (expense)                                        210,230        (8,005)       16,557
                                                                      ----------    ----------    ----------

NET (LOSS) INCOME                                                     $ (415,849)   $1,577,879    $1,331,581
                                                                      ==========    ==========    ==========

See notes to consolidated financial statements.

ARBOR ASSOCIATES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                     1999          1998          1997

OPERATING ACTIVITIES:
  Net (loss) income                                                              $  (415,849)  $ 1,577,879    $1,331,581
  Adjustments to reconcile net (loss) income to net cash
    provided by operating activities:
    Depreciation and amortization                                                    297,883       118,203        98,485
    Provision for doubtful collection of accounts receivable and advances             77,581        13,375
    Loss on equipment sold                                                                          18,137
    Equity in loss of limited partnership interest                                   322,922        23,974
    Non-cash stock-based compensation expense                                        490,086
    Stock issued in exchange for services                                            564,260
    Minority interest in loss of subsidiary                                         (114,039)
    Changes in operating assets and liabilities, net of effects of acquisition:
      Accounts receivable                                                           (119,283)     (375,197)      (76,309)
      Prepaid expenses and other current assets                                       76,373       (98,038)       (8,104)
      Other assets                                                                    (5,342)                     (6,718)
      Accounts payable and accrued expenses                                          228,650          (236)      110,442
      Unearned revenue                                                                (9,708)      (30,440)       30,099
                                                                                 -----------   -----------    ----------

           Net cash provided by operating activities                               1,393,534     1,247,657     1,479,476
                                                                                 -----------   -----------    ----------

INVESTING ACTIVITIES:
  Investment in limited partnership                                                 (100,000)     (100,000)
  Additions to property and equipment                                               (205,500)      (65,896)     (250,584)
  Advance to limited partnership                                                    (184,541)
  Proceeds from the sale of equipment                                                                4,000
                                                                                 -----------   -----------    ----------

           Net cash used in investing activities                                    (490,041)     (161,896)     (250,584)
                                                                                 -----------   -----------    ----------

FINANCING ACTIVITIES:
  Distributions to shareholder                                                    (2,313,832)   (1,099,466)     (278,760)
  Principal payments under capital lease obligations                                 (35,081)
  Proceeds from note payable                                                       1,000,000
  Proceeds from loan from shareholder                                                495,000
                                                                                 -----------   -----------    ----------

           Net cash used in financing activities                                    (853,913)   (1,099,466)     (278,760)
                                                                                 -----------   -----------    ----------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                  49,580       (13,705)      950,132

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                                       1,172,597     1,186,302       236,170
                                                                                 -----------   -----------    ----------

CASH AND CASH EQUIVALENTS, END OF YEAR                                           $ 1,222,177   $ 1,172,597    $1,186,302
                                                                                 ===========   ===========    ==========


See notes to consolidated financial statements.

ARBOR ASSOCIATES, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997
--------------------------------------------------------------------------------

                                              Common           Additional                      Retained
                                              Stock            Paid-In        Unearned         Earnings
                                              Shares  Amount   Capital        Compensation     (Deficit)         Total

BALANCE, DECEMBER 31, 1996                     5,000  $5,000  $      509                     $   353,555   $      359,064

 Distribution to Shareholder                                                                    (278,760)        (278,760)

 Net income                                                                                    1,331,581        1,331,581
                                             -------  ------  ----------                      ----------      -----------

BALANCE, DECEMBER 31, 1997                     5,000   5,000         509                       1,406,376        1,411,885

  Distribution to Shareholder                                                                 (1,099,466)      (1,099,466)

  Net income                                                                                   1,577,879        1,577,879
                                             -------  ------  ----------                       ----------     -----------
BALANCE, DECEMBER 31, 1998                     5,000   5,000         509                       1,884,789        1,890,298

  Distribution to Shareholder                                                                 (2,313,832)      (2,313,832)

  Issuance by subsidiary of unit
     interests in connection with
     acquisition                                               2,417,704                                        2,417,704

  Issuance by subsidiary of unit interests
   in connection with non-employee
   professional services                                         430,530                                          430,530

  Restricted stock awards                        405     405   1,607,350   $(1,607,755)

  Issuance of unit options by subsidiary                       1,061,400    (1,061,400)

  Amortization of equity-based compensation                                    490,086                            490,086

  Net loss                                                                                      (415,849)        (415,849)
                                             -------  ------  ----------   -----------      ------------      -----------
BALANCE, DECEMBER 31, 1999                     5,405  $5,405  $5,517,493   $(2,179,069)      $  (844,892) $     2,498,937
                                             =======  ======  ==========   ===========      ============      ===========

See notes to consolidated financial statements.

ARBOR ASSOCIATES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1999 AND 1998
--------------------------------------------------------------------------------

1. BUSINESS DESCRIPTION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   Business Description and Basis of Presentation - Arbor Associates, Inc. (the "Company") is a Pennsylvania Subchapter S-corporation formed in February 1991. Arbor Holdings, LLC, a Pennsylvania limited liability company, was formed July 1, 1999 from the contribution of certain assets and the assumption of all of the liabilities of the Company and the contribution of all of the net assets of Choice One Partners, Ltd., a Pennsylvania limited partnership. The Company maintains a 79% ownership interest in Arbor Holdings, LLC. See Note 2.

   The Company uses web-based technology to provide full-service benefits and eligibility administration to employers in the middle market and to other professional benefits plan administrators serving middle market clients. The Company's customers are located throughout the United States.

   Principles of Consolidation - The consolidated financial statements include the accounts of the Company and Arbor Holdings, LLC. Intercompany transactions and balances have been eliminated.

   Cash and Cash Equivalents - The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. The carrying value of cash equivalents approximates fair value at December 31, 1999 and 1998.

   Property and Equipment - Property and equipment, including purchased software, is stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets of three to seven years. Leasehold improvements are amortized over the estimated life of the assets or the related lease term, whichever is less, on a straight-line basis.

   Revenue Recognition - The Company generates revenue from providing benefits and eligibility administration to employers by utilizing proprietary and licensed technology. Fees related to these services are billed on a per employee per month basis. Revenue is recognized as services are performed. The Company also records revenue related to annual implementation, set-up and enrollment fees associated with its administration services. These fees are recognized as revenue over the period of time the services are being provided, normally one year.

   Revenues generated from administration fees for the years ended December 31, 1999, 1998 and 1997 were $2,260,420, $1,897,250 and $947,600, respectively.
   Revenues generated from annual implementation, set-up and enrollment fees for the years ended December 31, 1999, 1998 and 1997 were $1,872,433, $1,029,800 and $553,099, respectively.

   Research and Development and Software Development - Research and development costs are expensed when incurred. Software development costs are expensed as incurred. Such costs will be expensed until the point that technological feasibility and proven marketability of the product are established.

   Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

   Impairment of Long-Lived Assets - The Company periodically evaluates the recoverability of its long-lived assets, including property and equipment and deferred charges, using objective methodologies whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Such methodologies include evaluations based on the cash flows generated by the underlying assets, profitability information, including estimated future operating results, trends or other determinants of fair value. If the total of the expected future undiscounted cash flows is less than the carrying amount of the asset, a loss is recognized for the difference between the fair value and the carrying value of the asset.

   Income Taxes - Arbor Associates, Inc. is a Subchapter S-corporation and did not pay federal and state income taxes. All liabilities for income taxes are passed through to the individual shareholder(s).

   Stock-Based Compensation - As described in Note 8, the Company accounts for stock-based compensation in accordance with Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations, as permitted by Statement of Financial Accounting Standards ("SFAS") No. 123, Accounting for Stock-Based Compensation.

   New Accounting Standards - In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, which establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. As issued, SFAS No. 133 was effective for fiscal years beginning after June 15, 1999. In June 1999, the FASB issued SFAS No. 137, Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement No. 133. SFAS No. 137 defers the effective date of SFAS No. 133 for one year to fiscal years beginning after June 15, 2000. The Company has not yet assessed what the impact of the SFAS will be on the Company's future earnings or financial position.

   In December 1999, the Securities and Exchange Commission's (the "SEC") Division of Corporation Finance and the Office of the Chief Accountant released Staff Accounting Bulletin ("SAB") No. 101, Revenue Recognition in Financial Statements, which provides guidance on the recognition, presentation and disclosure of revenue in financial statements. In June 2000, the SEC released SAB No. 101B, Second Amendment: Revenue Recognition in Financial Statements, which delays the implementation date of SAB 101 until no later than the fourth fiscal quarter of fiscal years beginning after December 15, 1999. The Company has not yet determined the impact SAB No. 101 will have on its consolidated financial position or results of operations.

2. INVESTMENT IN LIMITED PARTNERSHIP AND ACQUISITION

   In 1998, the Company acquired a 15% limited partnership interest in Choice One LP ("Choice One") through a $100,000 investment. The Company's equity in loss of limited partnership interest was $23,974 in 1998.

   During the first half of 1999, the Company acquired an additional 15% interest in Choice One for another $100,000, bringing its total ownership percentage to 30%. The Company also advanced Choice One an additional $184,541 during the first half of 1999. Since the Company was the sole party providing financing to Choice One, the Company recorded 100% of the losses of Choice One for the six months ended June 30, 1999 which amounted to $322,922.

   On June 30, 1999, the remaining 70% of Choice One was acquired. The Company used two acquisition vehicles, Arbor Associates LLC and Choice One LLC, to consummate the transactions. The consideration for the remaining 70% was made in Arbor Holdings, LLC membership interests with a valuation as determined by an independent appraisal of approximately $2,940,000. Arbor Holdings, LLC was created, also on June 30, 1999, to hold the net assets of Choice One LP and substantially all of the net assets contributed by Arbor Associates, Inc. As a result of this transaction, the Company owns 79% of Arbor Holdings, LLC.

   The Choice One acquisition was accounted for under the purchase method. The estimated fair value of assets acquired and liabilities assumed relating to the Choice One acquisition is summarized below:

      Working capital                                                $  (94,509)
      Property, plant and equipment                                     126,337
      Intangible assets                                               3,021,875
      Long-term liabilities                                            (113,703)


   Intangible assets are made up primarily of patents and trademarks and are being amortized on a straight-line basis over 10 years.

   The following unaudited pro forma data summarize the results of operations for the periods indicated as if the Choice One acquisition had been contemplated as of the beginning of 1998. These pro forma amounts do not purport to be indicative of the results that would have actually been obtained if the acquisition occurred as of the beginning of the periods presented or that may be obtained in the future.



                                                 1999               1998

      Revenues                                $4,344,219         $4,042,445
      Net (loss) income                         (682,736)         1,136,331



   Under the terms of the Operating Agreement of Arbor Holdings, LLC (the "LLC Agreement") distributions are to be made first, to the members, in proportion to their capital contribution account balances and then based on unit ownership. Accordingly, the formation of Arbor Holdings, LLC and related issuance of membership units resulted in an increase to the Company's additional paid-in capital in the amount of $2,417,704.

3. PROPERTY AND EQUIPMENT, NET

   Property and equipment are as follows:



                                                  December 31,
                                      ----------------------------------
                                           1999                1998

     Computer hardware                 $  459,182           $ 203,404
     Purchased software                   323,842             245,614
     Furniture and fixtures                91,221              41,348
     Office equipment                      70,125                 850
     Leasehold improvements                13,306              10,768
     Automobile                            45,599              45,599
                                       ----------          ----------
                                        1,003,275             547,583
   Accumulated depreciation              (542,235)           (327,491)
                                       ----------           ---------
                                       $  461,040           $ 220,092
                                       ==========           =========


4. NOTE PAYABLE

   In December 1999, the Company received $1,000,000 under a 10% Senior Demand Note with a private investor. The note provides that the outstanding principal amount and accrued interest under such note shall be payable upon demand, but in no event earlier than January 1, 2001, and shall be senior in right of payment to all other indebtedness of the Company. This note was cancelled and a new note was issued as part of a new financing transaction. See Note 11.

5. ADVANCE FROM SHAREHOLDER

   The Company's majority shareholder advanced the Company a net of approximately $495,000 during 1999. This advance is non-interest bearing and is due on demand. These funds were then in turn advanced to Arbor Holdings, LLC.

6. CAPITAL LEASES

   The Company assumed certain lease arrangements as a result of the acquisition of Choice One on June 30, 1999. These leases are primarily for computer hardware, software and office equipment and are classified as capital leases. The leases expire prior to December 31, 2001.

   The following is a schedule of the future minimum lease payments under capital leases together with the present value of the net minimum lease payments as of December 31, 1999:



Year Ending December 31,


2000                                                                 $ 89,343
2001                                                                   53,415
                                                                     --------

Net minimum lease payments                                            142,758
Less: Amount representing interest                                    (15,407)
                                                                     --------

Present value of net minimum lease payments                          $127,351
                                                                     ========

   The aggregate net book value of assets under capital leases is $142,201.


7. OPERATING LEASES

   The Company leases or subleases its office space and certain equipment under terms of noncancelable operating lease agreements which expire through February 2003. Future lease payments for all operating leases, excluding executory costs, such as management and maintenance fees, are as follows:

     Year Ending December 31,

     2000                                                             300,655
     2001                                                             389,304
     2002                                                             419,612
     2003                                                             402,993
     2004                                                             382,229
     Thereafter                                                       474,374
                                                                   ----------
                                                                   $2,369,167
                                                                   ==========




   Rent expense was $145,857, $85,312 and $55,953 in the years ended 1999, 1998 and 1997, respectively.

8. EQUITY-BASED COMPENSATION

   The Company accounts for stock-based compensation in accordance with APB No. 25, Accounting for Stock Issued to Employees, and related interpretations, as permitted by SFAS No. 123, Accounting for Stock-Based Compensation. APB No. 25 requires recognition of compensation expense for below market value or variable award plans over the vesting periods of such plans, based upon the then current market values of the underlying stock.


   For year ended December 31, 1999, the equity-based compensation expense related to the Company is $477,861. This amount represents the estimated fair value of restricted stock awards of the Company for accounting purposes on the date these stock awards were made. Unearned compensation of approximately $1,129,894 is included as a component of shareholders' equity and is being amortized using the straight-line method over the related vesting periods of the awards. The amortization of the remaining unearned compensation will result in additional charges to operations through June 30, 2004.

   The Company adopted the Arbor Holdings, LLC 1999 Equity Compensation Plan on July 1, 1999, which provides for up to 1,500,000 units to be made available for the granting of restricted units or non-qualified options to employees. All grants of options or awards of restricted units are made at the discretion of the Compensation Committee of the Board, including all terms and vesting.

   For the period ended December 31, 1999, the equity-based compensation related to Arbor Holdings, LCC is $12,225. This amount represents the difference between the exercise price and the estimated fair value of Arbor Holdings, LLC's units for accounting purposes on the date these unit options were granted. Unearned compensation of approximately $1,049,175 is included as a component of shareholders' equity and is being amortized using the straight-line method over the related vesting periods of the options. The amortization of the remaining unearned compensation will result in additional charges to operations through December 31, 2004.

   The following table summarizes unit option activity for Arbor Holdings, LLC:



                                 Unit Options  Unit Options    Weighted
                                Available for   Outstanding    Average
                                    Grant     Under the Plan Price Per Unit

Balance, July 1, 1999           1,500,000

  Granted                        (535,000)       535,000       $1.97
  Exercised
                                ---------       --------       -----

Balance, December 31, 1999        965,000        535,000       $1.97
                                =========       ========       =====


   The weighted-average fair value of options and restricted units granted in 1999 was $.87 per share. The fair market value of such options and restricted units was determined by a third party independent appraisal. The exercise prices of all options were determined by the Compensation Committee on the grant dates. The options are exercisable over a four-year vesting period and expire at various dates by the end of 2003. At December 31, 1999, options to purchase 18,750 units are exercisable at an exercise price of $1.75 per unit. Exercise prices for options outstanding as of December 31, 1999 ranged from $1.75 to $2.25 per unit. The weighted-average remaining contractual life of those options at December 31, 1999 is 3.85 years. If all unit options currently granted were exercised, the Company's ownership of Arbor Holdings, LLC would be 71%.

   Pro forma information regarding net loss and loss per unit is required by SFAS No. 123, and has been determined as if Arbor Holdings, LLC had accounted for its employee stock options under the fair value method of SFAS No. 123. The fair value for these options was estimated at the date of grant using the Black-Scholes Pricing Formula Method with the following weighted-average assumptions for the six months ended December 31, 1999: risk free interest rate of 6.36%, time to expiration of 8.36 years, expected volatility of .001 and no expected dividend yield. The pro forma loss was not significantly different than the actual loss.

   On December 31, 1999, Arbor Holdings, LLC granted 350,000 restricted units to a key employee of Arbor Holdings, LLC. One half of the grants will vest if certain performance-based objectives are met at each of two measurement dates as of December 31, 2002 and 2004. Arbor Holdings, LLC issued another restricted grant for an additional 350,000 units to another key employee in January of 2000. These grants are considered a variable arrangement in accordance with APB No. 25 and to date no compensation expense has been recorded. Compensation expense may be recorded when the outcome of the performance-based objectives is known.

   In July of 1999, Arbor Holdings, LLC granted units to two non-employees for professional services provided for a total of 317,000 units. The unrestricted grants were vested immediately. The Company included $564,260 in expense during the year ended December 31, 1999 for these grants, which represented the estimated fair market value of the units issued. The issuance of membership units resulted in an increase to the Company's additional paid-in capital in the amount of $430,530 and minority interest in the amount of $133,730.

9.   EMPLOYEE BENEFIT PLANS

     The Company has a 401(k) plan covering substantially all employees. Under the terms of the plan, participants may contribute up to 15% of their salary. Employees are eligible only after completing one year of service and upon attaining the age of 21. The Company has made contributions based upon a discretionary formula. The Company and its predecessor made contributions of $71,333, $44,503 and $50,333 to the plan in 1999, 1998 and 1997, respectively.

10.  OTHER INCOME

     The Company entered into a services agreement with a third party whereby the Company provided benefits administration services. As part of this agreement, the third party guaranteed the Company a minimum level of additional customers prior to December 31, 1999. The third party did not reach its minimum requirements and as such paid the Company $400,000 during December 1999.

11.  SUBSEQUENT EVENTS

     On February 25, 2000, due to a proposed financing transaction, the Board of Managers of Arbor Holdings, LLC and management of the Company approved an Agreement and Plan of Merger and Reorganization. Under the Plan, the Company transferred all of its assets and liabilities to a newly formed C-corporation, Arbor Administrative Services, Inc., in exchange for 7,900,000 shares of common stock of Arbor Administrative Services, Inc. Arbor Holdings, LLC was then merged with and into Arbor Administrative Services, Inc. and the separate existence of Arbor Holdings, LLC and the Company ceased. All outstanding options of Arbor Holdings, LLC were converted into options of Arbor Administrative Services, Inc. and retained their same vesting requirements.

     On June 26, 2000, Arbor Administrative Services, Inc. completed a financing transaction with the private investor who originally loaned the Company $1,000,000 in December of 1999. As part of this financing transaction, the original note was cancelled and Arbor Administrative Services, Inc. issued a new $1,250,000 10% Senior Demand Note to the investor and sold to the investor 745,635 shares of Series A Convertible Preferred Stock for $1.3411 per share. The note provides that the outstanding principal amount and accrued interest under such note shall be repayable upon demand, but in no event earlier than January 1, 2001. The aggregate cash received on June 26, 2000 was $1,250,000. As part of entering into this financing transaction, Arbor Administrative Services, Inc. also issued to the investor warrants to purchase 169,755 shares of common stock at an exercise price of $3.20 per share.

     On August 28, 2000, Arbor Administrative Services, Inc. signed a definitive agreement to sell 100% of its common stock in exchange for $17,000,000 in cash and approximately 2,587,500 shares of common stock of the acquirer, or total consideration of approximately $62,000,000 at the date of the signing of the definitive agreement. Arbor Administrative Services, Inc. has a one-time right to terminate the agreement should the acquirer's average closing market price per share of common stock drop below $12 per share for any 3 consecutive trading days prior to the closing of the transaction. It is expected that the transaction will close in September 2000. All outstanding options of Arbor Administrative Services, Inc. will be converted into options of the acquirer at the same exchange rate contemplated in the definitive agreement and such options will retain their same vesting schedules.

ARBOR ADMINISTRATIVE SERVICES, INC. (Formerly Arbor Associates, Inc.)

CONDENSED CONSOLIDATED BALANCE SHEET
JUNE 30, 2000
(UNAUDITED)
-------------------------------------------------------------------------------

ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                                       $ 1,025,975
  Accounts receivable, less allowance of $57,000                      535,410
  Prepaid expenses and other current assets                            65,467
                                                                  -----------

           Total current assets                                     1,626,852

PROPERTY AND EQUIPMENT, Net                                         1,130,010

INTANGIBLE ASSETS, Net                                             14,021,257

NOTES RECEIVABLE DUE FROM OFFICERS                                    545,701

OTHER ASSETS                                                           44,120
                                                                  -----------

TOTAL ASSETS                                                      $17,367,940
                                                                  ===========

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accrued payroll                                                 $    73,897
  Accounts payable and accrued expenses                             1,068,846
  Deferred revenue                                                    779,879
  Capital lease obligation - current                                   93,652
  Senior demand note                                                  974,644
                                                                  -----------

           Total current liabilities                                2,990,918
                                                                  -----------

CAPITAL LEASE OBLIGATION LONG-TERM                                    104,168

CONVERTIBLE PREFERRED STOCK, 5,000,000 shares authorized;
  745,635 shares issued and outstanding at June 30, 2000.           1,000,000

SHAREHOLDERS' EQUITY:
  Capital stock, 20,000,000 shares authorized; 11,188,197
   issued and outstanding at June 30, 2000.                             1,119
  Additional paid-in capital                                       24,135,175
  Unearned compensation                                            (5,434,328)
  Retained deficit                                                 (5,429,112)
                                                                  -----------

           Total shareholders' equity                              13,272,854
                                                                  -----------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                        $17,367,940
                                                                  ===========

See notes to condensed consolidated financial statements.

ARBOR ADMINISTRATIVE SERVICES, INC. (Formerly Arbor Associates, Inc.)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
SIX MONTHS ENDED JUNE 30, 2000 and 1999
(UNAUDITED)
------------------------------------------------------------------------------------------------------

                                                                      2000               1999
REVENUES:
  Service fees                                                 $ 2,129,783         $2,090,395
  Commissions                                                       67,755             94,227
                                                               -----------         ----------

           Total revenue                                         2,197,538          2,184,622
                                                               -----------         ----------

EXPENSES:
  Payroll, taxes and benefits                                    1,880,744            810,737
  Professional fees                                                190,935            125,321
  Selling, general and administrative                            1,422,257            431,702
  Depreciation and amortization                                    661,074             52,860
  Amortization of stock-based compensation                       1,156,154
                                                               -----------         ----------

           Total expenses                                        5,311,164          1,420,620
                                                               -----------         ----------

(LOSS) INCOME FROM OPERATIONS                                   (3,113,626)           764,002

OTHER INCOME (EXPENSE):
  Interest income                                                   22,982             15,880
  Equity in loss of limited partnership interest                                     (322,922)

                                                               -----------         ----------

           Other income (expense)                                   22,982           (307,042)
                                                               -----------         ----------

NET (LOSS) INCOME                                               (3,090,644)           456,960

Preferred Stock Dividend                                        (1,281,342)
                                                               -----------         ----------

NET (LOSS) INCOME AVAILABLE TO COMMON SHAREHOLDERS             $(4,371,986)        $  456,960
                                                               ===========         ==========

See notes to condensed consolidated financial statements.

ARBOR ADMINISTRATIVE SERVICES, INC. (Formerly Arbor Associates, Inc.)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
SIX MONTHS ENDED JUNE 30, 2000 and 1999
(UNAUDITED)
-------------------------------------------------------------------------------------------------------------------------------
                                                                                           2000                  1999
OPERATING ACTIVITIES:
  Net (loss) income                                                                    $(3,090,644)         $   456,960
  Adjustments to reconcile net (loss) income to net cash
    provided by operating activities:
    Depreciation and amortization                                                          661,074               52,860
    Amortization of debt discount                                                            5,986
    Equity in loss of limited partnership interest                                                              322,922
    Noncash stock-based compensation expense                                             1,156,154
    Changes in operating assets and liabilities, net of effects of acquisition:
      Accounts receivable                                                                 (177,282)             (80,722)
      Prepaid expenses and other current assets                                              2,682               52,619
      Other assets                                                                         (31,815)              (5,341)
      Accounts payable and accrued expenses                                                582,863               72,214
      Unearned revenue                                                                     731,486              804,730
                                                                                       -----------          -----------

           Net cash provided by (used in) operating activities                            (159,496)           1,676,242
                                                                                       -----------          -----------

INVESTING ACTIVITIES:
  Investment in limited partnership                                                                            (284,541)
  Additions to property and equipment                                                     (680,719)             (93,100)
  Advances to employees                                                                   (545,701)

                                                                                       -----------          -----------

           Net cash used in investing activities                                        (1,226,420)            (377,641)
                                                                                       -----------          -----------

FINANCING ACTIVITIES:
  Distributions to shareholder                                                             (22,866)          (2,211,232)
  Principal payments under capital lease obligations                                       (37,420)
  Proceeds from note payable                                                               250,000
  Proceeds from sale of preferred stock                                                  1,000,000

                                                                                       -----------          -----------

           Net cash provided by (used in) financing activities                           1,189,714           (2,211,232)
                                                                                       -----------          -----------

NET DECREASE IN CASH AND CASH EQUIVALENTS                                                 (196,202)            (912,631)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                           1,222,177            1,172,597
                                                                                       -----------          -----------

CASH AND CASH EQUIVALENTS, END OF PERIOD                                               $ 1,025,975          $   259,966
                                                                                       ===========          ===========


NONCASH INVESTING AND FINANCING ACTIVITIES:

  Acquisition of assets under capital lease                                            $   107,889          $
  Noncash distributions to former shareholders                                         $   245,636          $
  Conversion of shareholder loan to equity                                             $   495,000          $


See notes to condensed consolidated financial statements.

Arbor Administrative Services, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements

--------------------------------------------------------------------------------


1.   BUSINESS DESCRIPTION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Business Description and Basis of Presentation - Arbor Administrative Services, Inc. (the "Company") is a Delaware C-corporation formed in February 2000. On February 25, 2000, the Board of Managers of Arbor Holdings, LLC and management of Arbor Associates, Inc. approved an Agreement and Plan of Merger and Reorganization. Under the Plan, Arbor Associates, Inc. transferred all of its assets and liabilities to the Company in exchange for 7,900,000 shares of common stock of the Company. Arbor Holdings, LLC was then merged with and into the Company and the separate existence of Arbor Holdings, LLC and Arbor Associates, Inc. ceased. All outstanding options of Arbor Holdings, LLC were converted into options of the Company and retained their same vesting requirements.

     As a result of the Merger and Reorganization, the minority shareholders of Arbor Holdings, LLC exchanged their units for shares in the Company. This exchange was accounted for under the purchase method in accordance with APB No. 16. The shares in the Company were recorded based on the then fair market value of the Company, resulting in approximately $11,700,000 of goodwill being recorded.

     The condensed consolidated financial statements include Arbor Associates, Inc. and Arbor Holdings, LLC for the period from January 1, 2000 to February 28, 2000. The financial statements for the period from March 1, 2000 to June 30, 2000 are the statements of Arbor Administrative Services, Inc., following the merger of the Company and Arbor Holdings, LLC. All intercompany accounts and transactions have been eliminated in consolidation.

     The June 30, 2000 and 1999 condensed consolidated financial statements included herein have been prepared by the Company without audit. In the opinion of the Company, the accompanying unaudited condensed consolidated financial statements contain all adjustments (all of which are normal and recurring in nature) that are necessary for a fair presentation of the interim periods presented. The results of operations for the six month periods ended June 30, 2000 and 1999 are not necessarily indicative of the results to be expected for any subsequent quarter or for the entire year ending December 31, 2000. These unaudited condensed consolidated financial statements and notes included herein should be read in conjunction with the audited financial statements and the notes thereto included herein, for the year ended December 31, 1999.

     The Company uses web-based technology to provide full-service benefits and eligibility administration to employers in the middle market and to other professional benefits plan administrators serving middle market clients. The Company's customers are located throughout the United States.

2.   EQUITY-BASED COMPENSATION

     In connection with the granting of restricted stock grants, stock options and performance-based stock options to employees, deferred stock-based compensation totaling approximately $4.4 million was recorded as an increase to additional paid in capital in the six months ended June 30, 2000. Of this amount, approximately $811,000 represents deferred stock-based compensation relating to stock options. This amount represents the difference between the exercise price and the deemed fair value of the Company's common stock for accounting purposes on the date these stock options were granted. The deferred stock-based compensation is included as a component of stockholders' equity and is being amortized over the vesting period of the options. Approximately $67,000 of amortization expense was recognized in the six months ended June 30, 2000. The amortization of the remaining deferred stock-based compensation will result in additional charges to operations through 2004.

Arbor Administrative Services, Inc.

--------------------------------------------------------------------------------


     In addition, approximately $3,601,000 represents the deferred stock-based compensation relating to restricted stock grants and performance-based stock options. These restricted grants and performance-based options are considered variable arrangements in accordance with APB No.25. The deferred stock-based compensation represents the difference between the exercise price and the deemed fair value of the Company's common stock at the date of the grant. Additionally, any changes in the market value of the Company's stock between the date of grant and the balance sheet date result in a change on the measure of compensation for the grant. The deferred stock-based compensation is included as a component of stockholders' equity and is charged to expense over the period or periods the employee performs the related service. Approximately $1,089,000 of amortization expense was recognized in the six months ended June 30, 2000. The amortization of the remaining deferred stock-based compensation will result in additional charges to operations through 2004.

3.   FINANCING TRANSACTION

     On June 26, 2000, Arbor Administrative Services, Inc. completed a financing transaction with a private investor who originally loaned the Company $1,000,000 in December of 1999. As part of this financing transaction, the original note for $1,000,000 was cancelled and Arbor Administrative Services, Inc. issued a new $1,250,000 10% Senior Demand Note to the investor and sold to the investor 745,635 shares of Series A Convertible Preferred Stock for $1.3411 per share. The note provides that the outstanding principal amount and accrued interest under such note shall be repayable upon demand, but in no event earlier than January 1, 2001. The aggregate cash received on June 26, 2000 was $1,250,000. As part of entering into this financing transaction, Arbor Administrative Services, Inc. also issued to the investor warrants to purchase 169,755 shares of common stock at an exercise price of $3.20 per share. The warrants were valued by the company at approximately $506,000, with approximately $281,000 of this amount recorded as an increase to additional paid in capital and a discount to the Demand Note, amortized over the period to maturity on January 1, 2001. The value of the warrants attributable to the Convertible Preferred Stock of approximately $225,000 was recorded as an increase to additional paid in capital and a charge to retained earnings at the date of the transaction. In the six months ended June 30, 2000, the interest charge for the amortization of the discount on the note was approximately $6,000.

     The Convertible Preferred Stock is redeemable at the option of the holder for cash, in whole or in part, beginning on the fourth anniversary of the original issue date if a qualifying IPO has not occurred. At the date of the transaction, the Convertible Preferred Stock had a conversion feature into common stock at less than the fair market value of the Company's common stock at that date, resulting in a beneficial conversion feature. The conversion feature is valued at $1,000,000 and is recorded as a charge against retained earnings and an increase to additional paid in capital.

4.   SUBSEQUENT EVENT

     On September 6, 2000, the shareholders of Arbor Administrative Services, Inc. sold 100% of the Company's common stock in exchange for $17,000,000 in cash and approximately 2,596,000 shares of common stock of the acquirer with a fair value of approximately $44.6 million or total consideration of approximately $62,000,000. Additionally, the acquirer assumed all of the outstanding restricted stock, stock options and warrants of the Company.